                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          TRANSTECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                             [TRANSTECHNOLOGY LOGO]

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 23, 1998

To the Stockholders of
TransTechnology Corporation:

     The Annual Meeting of Stockholders (the "Meeting") of TransTechnology Corporation (the "Company") will be held at 10:00 a.m., EDT, on Thursday, July 23, 1998 at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, to consider and act upon the following matters:

          1. To elect seven directors of the Company;

          2. To approve the 1998 Non-Employee Directors' Stock Option Plan; and

          3. To transact such other business as may properly come before the meeting.

     Only the stockholders of record at the close of business on May 27, 1998 will be entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. A copy of the Company's Annual Report to Stockholders, including financial statements for the fiscal year ended March 31, 1998, is enclosed with this Notice of Annual Meeting.

     Whether or not you expect to attend the Meeting, you are urged to sign, date and return the enclosed proxy in the prepaid envelope provided. All shares represented by the enclosed proxy, if the proxy is properly executed and returned, will be voted as you direct. Your proxy will not be used if you attend the Meeting and vote in person.

                                          By Order of the Board of Directors

                                          /S/ GERALD C. HARVEY
                                          GERALD C. HARVEY
                                          Vice President, Secretary and General
                                          Counsel

Liberty Corner, New Jersey
June 18, 1998

--------------------------------------------------------------------------------

[TRANSTECHNOLOGY LOGO]          150 Allen Road, Liberty Corner, New Jersey 07938
                                PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement (first mailed to shareholders on or about June 18, 1998) is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of TransTechnology Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, July 23, 1998 at 10:00 a.m., EDT, at the Somerset Hills Hotel, Warren, New Jersey, and any adjournments thereof. All proxies which are properly completed, signed and returned to the Company prior to the Meeting will be voted as provided therein. Any proxy given by a shareholder may be revoked at any time before it is exercised by filing an instrument revoking it with the Secretary of the Company, by submitting to the Company a duly executed proxy bearing a later date, or by voting in person at the Meeting.

The only voting securities of the Company consist of its common stock, $0.01 par value per share (the "Common Stock"). The close of business on May 27,1998 has been fixed as the record date for the determination of holders of shares of Common Stock entitled to vote at the Meeting, and any adjournments thereof. As of that date, the Company had 6,298,180 shares of Common Stock outstanding. The holders of shares of Common Stock on the record date are entitled to one vote for each share on all matters to be considered at the Meeting and any adjournments thereof.

The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock he or she holds. The director nominees who receive the greatest number of votes at the Meeting will be elected to the Board of Directors of the Company. Votes against a candidate have no legal effect. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Stockholders are not entitled to cumulate votes.

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting will be paid by the Company. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation. The Company has engaged Beacon Hill Partners, Inc. to assist in the solicitation of proxies. It is expected that such firm will be paid approximately $3,500 for such services and will be indemnified for matters arising out of this engagement including liabilities arising under securities laws. In addition, the Company may
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation.

For purposes of this Proxy Statement, the fiscal year ended March 31, 1998 shall be referred to as the fiscal year of 1998 or fiscal 1998.

PROPOSAL 1 -- ELECTION OF DIRECTORS

The Board of Directors of the Company is elected annually. The Certificate of Incorporation and Bylaws of the Company provide that the number of directors of the Company shall be not less than five nor more than fifteen, with the exact number to be fixed by the Bylaws. The Bylaws provide that the exact number of directors to be elected on July 23, 1998 is seven. Unless otherwise instructed, the proxies received will be voted for the election of the nominees named below. Although it is not anticipated that any of the nominees will be unable to serve, in the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxy holders will vote for substitute nominees at their discretion.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship among themselves or with any executive officer of the Company.

INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS

Set forth below is information about each nominee for election as a director. The information was obtained from the Company's records or from information furnished directly by the individual.

--------------------------------------------------------------------------------

                                              POSITION WITH                             DIRECTOR
       NAME                                    THE COMPANY                       AGE     SINCE
------------------------------------------------------------------------------------------------
Gideon Argov               Director                                               41      1995
Walter Belleville          Director                                               71      1992
Michael J.                 Chairman of the Board of Directors                     48      1991
  Berthelot                and Chief Executive Officer
Thomas V. Chema            Director                                               51      1992
Michel Glouchevitch        Director                                               44      1996
James A. Lawrence          Director                                               45      1992
William J. Recker          Director                                               55      1997
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MR. ARGOV has been Chairman, President and Chief Executive Officer of Kollmorgen Corporation, a company with revenues of $230 million which manufactures high performance electronic motion control components and systems, since 1991.

MR. BELLEVILLE has been Chairman and Chief Executive Officer of ATI Machinery, Inc., since 1983, the largest Caterpillar tractor rental and leasing company in the western United States. Additionally, since 1985 he has been Chairman of the Board of Sav-Trac of Arizona, Inc., a heavy equipment repair facility. From 1985 to 1995, Mr. Belleville served as President and Chief Executive Officer of Happy Horizons, Inc., an aircraft brokerage firm, and President of Pacific Plus, Inc., a consulting firm specializing in turnarounds of troubled companies.

MR. BERTHELOT was the Company's Chairman of the Board of Directors, President and Chief Executive Officer from October 1992 to July 1995. Since July 1995, he continues to serve as Chairman and Chief Executive Officer. Since September 1981, Mr. Berthelot has been Chief Executive Officer of Canterbury Holdings Corporation, a private investment company.

MR. CHEMA has been a partner specializing in energy and telecommunications consulting, in the Cleveland, Ohio law firm of Arter & Hadden since 1989. From January 1990 to February 1996, he served as Chairman of the Ohio Building Authority, an independent state agency that is responsible for financing and operating state office buildings and other facilities for the State of Ohio. From May 1990 to July 1995, Mr. Chema also served as Executive Director of the Gateway Economic Development Corporation of Greater Cleveland, a not-for-profit corporation chartered to build a baseball stadium and arena in downtown Cleveland. Mr. Chema is President of Gateway Consultants, Inc., a firm he founded in 1995 to provide consulting services relative to the financing and development of public assembly facilities such as ballparks, stadiums, and arenas.

MR. GLOUCHEVITCH has been Managing Director of Triumph Capital Group, Inc. since 1992, a manager of institutional funds making private equity investments in middle market companies.

MR. LAWRENCE has been Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc. since 1996. From 1993 to 1996, he served as President and Chief Executive Officer, Asia/Middle East/Africa of Pepsi-Cola Company, the unit of PepsiCo responsible for soft drink operations in those geographic regions. From 1992 to 1993 he served as Executive Vice President of Pepsi-Cola International.

MR. RECKER has been President and CEO of Gretag Imaging Group, Inc. since 1990, a Swiss company with annual revenues of approximately 500 million Swiss Francs, serving the photofinishing and imaging industry. He serves on the Board of Gretag-Macbeth Holding AG, a Swiss public company producing products for color control and confirmation in the graphic arts, textile and coatings industry.

THE BOARD OF DIRECTORS

The incumbent directors, other than Mr. Recker, were elected as directors of the Company at the last annual meeting of stockholders of the Company which was held in July 1997. The Board of Directors appointed Mr. Recker to fill a new seat on the Board effective October 17, 1997.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMMITTEES

The standing committees of the Board of Directors are the Audit Committee, the Nominating Committee and the Incentives and Compensation Committee.

The Audit Committee reviews with the Company's independent auditing firm the results of the firm's annual examination, advises the full Board regarding its findings and provides assistance to the full Board in matters involving financial statements and financial controls. The Audit Committee is composed of Board members who are not officers, employees or affiliates of the Company or its subsidiaries. The Audit Committee, which consists of Messrs. Argov, Belleville and Lawrence, held one meeting during fiscal 1998.

The Nominating Committee establishes the criteria for, and reviews the qualifications of individuals for, nomination to the Board of Directors and to committees of the Board. In addition, the Nominating Committee presents recommendations for replacement directors when vacancies occur on the Board or committees thereof. The Nominating Committee may consider nominees recommended by stockholders in writing to the Secretary of the Company. This committee, which consists of Messrs. Berthelot, Chema and Lawrence, did not hold a meeting during fiscal 1998.

The Incentives and Compensation Committee reviews management's proposals and makes recommendations to the full Board for compensation and incentives for key employees and officers of the Company. This committee is comprised solely of directors who are not employees of the Company or its subsidiaries and who are not eligible to receive cash bonuses or any other type of incentive compensation. The Incentives and Compensation Committee, which presently consists of Messrs. Belleville, Chema and Glouchevitch, held four meetings during fiscal 1998.

MEETINGS AND REMUNERATION

During the fiscal year ended March 31, 1998, the Board of Directors held five meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during fiscal 1998 (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during that period.

The Company pays its non-employee directors a $5,000 annual retainer and $2,500 for each Board of Directors meeting attended. Meeting fees are also paid for attendance via conference telephone if such meetings last longer than thirty minutes. Directors are paid their $5,000 annual retainer in Company Common Stock rather than cash. In addition, each nonemployee director is granted a Stock Option to purchase the same number of shares that he owned on (a) the date that is sixty days after his election to the Board if that date occurs after September 11, 1994, or (b) September 12, 1994 if the director had served on the Board prior to that date. In addition, the Company reimburses its directors for expenses incurred on behalf of the Company. Non-employee directors are also paid a retainer (in Company Stock) for serving on committees and fees (in cash) for attending committee meetings. Annual retainers for the Chairmen of the Audit Committee and of the Incentives and Compensation Committee are $4,200 and $3,000 for other members. Attendance at meetings of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

these committees is compensated at $800 per meeting. The Chairman of the Nominating Committee receives a $3,700 annual retainer while the other committee members receive $2,500. Attendance at Nominating Committee meetings is compensated at $900 per meeting.

In the event Proposal 2 is approved by Stockholders, certain non-employee directors may receive options to purchase shares (See "Proposal 2 -- Approval of 1998 Non-Employee Directors' Stock Option Plan", at page 15.)

SECURITY OWNERSHIP OF PRINCIPAL
STOCKHOLDERS, NOMINEES FOR
DIRECTOR AND OFFICERS

The following table sets out certain information regarding the beneficial ownership of the Company's Common Stock as of May 27, 1998 (except as set out in the footnotes) by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director of the Company, individually, (iii) the Chief Executive Officer of the Company, (iv) each of the other four most highly compensated executive officers of the Company whose compensation exceeded $100,000 in fiscal 1998, and (v) all directors and executive officers as a group:

--------------------------------------------------------------------------------

                                                         NUMBER OF
                                                         SHARES OF             PERCENTAGE OF
                        NAME                          COMMON STOCK(1)         COMMON STOCK(1)
----------------------------------------------------------------------------------------------
Arch C. Scurlock                                         1,146,740(2)               18.2
  c/o Research Industries, Incorporated
  123 North Pitt Street
  Alexandria, Virginia 22314
Kennedy Capital Management, Inc.                           407,595(3)                6.5
  10829 Olive Boulevard
  St. Louis, Missouri 63141
Dimensional Fund Advisors Inc.                             375,000(4)                6.0
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
FMR Corp.                                                  355,600(5)                5.6
  82 Devonshire Street
  Boston, Massachusetts 02109
Michael J. Berthelot                                       338,953(6)                5.4
  c/o TransTechnology Corporation
  150 Allen Road
  Liberty Corner, New Jersey 07938
Ryback Management Corporation                              329,000(7)                5.2
  7711 Carondelet Avenue
  Box 16900
  St. Louis, MO 63105
Gideon Argov                                                 4,337                     *
Walter Belleville                                            8,960                     *

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                         NUMBER OF
                                                         SHARES OF             PERCENTAGE OF
                        NAME                          COMMON STOCK(1)         COMMON STOCK(1)
----------------------------------------------------------------------------------------------
Patrick K. Bolger                                           42,342(8)                  *
Thomas V. Chema                                              1,899(9)                  *
Michel Glouchevitch                                         17,485(10)                 *
James A. Lawrence                                           60,339(11)                 *
Chandler J. Moisen                                          24,589(12)                 *
William Recker                                               1,140                     *
Joseph F. Spanier                                            8,172(13)                 *
Directors and executive officers as a group                593,891(14)               9.4
  (14 persons)

--------------------------------------------------------------------------------
  *  Less than 1%.

 (1) Except as set out in these footnotes, the persons named in this table have sole voting power and investment power with respect to all shares of capital stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table and these notes.

 (2) Includes 1,100,000 shares of Common Stock owned by Research Industries, Incorporated, of which Dr. Scurlock owns 95% of the outstanding shares of stock.

 (3) Based on a February 10, 1998 filing on Schedule 13G with the Securities and Exchange Commission, Kennedy Capital Management, Inc. owned this amount of shares of Common Stock as of December 31, 1997.

 (4) Based on a February 9, 1998 filing on Schedule 13G with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 375,000 shares of Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, and for all of which Dimensional serves as investment manager. Dimensional has informed the Company in writing that it disclaims beneficial ownership of all such shares.

 (5) Based on a February 14, 1998 filing on Schedule 13G with the Securities and Exchange Commission, FMR Corp. owned this amount of shares of Common Stock as of December 31, 1997.

 (6) Includes 78,000 shares issuable with respect to options exercisable within 60 days of May 27, 1998.

 (7) Based on a January 23, 1998 filing on Schedule 13G with the Securities and Exchange Commission, Ryback Management Corporation owned this amount of shares of Common Stock as of December 31, 1997.

 (8) Includes 18,452 shares issuable with respect to options exercisable within 60 days of May 27, 1998.

 (9) Includes 714 shares issuable with respect to options exercisable within 60 days of May 27, 1998.

(10) Includes 6,666 shares issuable with respect to options exercisable within 60 days of May 27, 1998.

(11) Includes 25,000 shares issuable with respect to options exercisable within 60 days of May 27, 1998.

(12) Includes 17,000 shares issuable with respect to options exercisable within 60 days of May 27, 1998.

(13) Includes 7,000 shares issuable with respect to options exercisable within 60 days of May 27, 1998.

(14) Includes 152,832 shares issuable with respect to options exercisable within 60 days of May 27, 1998.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

Set out in the table below are the names, ages and positions held of all persons who were executive officers of the Company as of May 27, 1998.
--------------------------------------------------------------------------------

                                                                                       EXECUTIVE
                                                POSITION WITH                           OFFICER
         NAME                                    THE COMPANY                     AGE     SINCE
-------------------------------------------------------------------------------------
Michael J. Berthelot          Chairman of the Board of Directors and Chief         48    1992
                              Executive Officer
Patrick K. Bolger             President, Chief Operating Officer and Director      63    1990
Chandler J. Moisen            Executive Vice President                             63    1991
Joseph F. Spanier             Vice President, Chief Financial Officer and          52    1996
                              Treasurer
Gerald C. Harvey              Vice President, Secretary and General Counsel        48    1996
Robert Tunno                  President -- Domestic Industrial Products Group      51    1998
Robert L. G. White            President -- Aerospace Products Group                56    1998
Ulf Lennart Jemsby            President -- International Industrial Products       57    1998
                              Group
------------------------------------------------------------------------------------------------

Except for Group Presidents, who are appointed by the Chairman and Chief Executive Officer of the Company, executive officers of the Company are elected by and serve at the discretion of the Board of Directors. No arrangement exists between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of the Company. Set out below is a brief description of the business experience for the previous five years of those executive officers who are not also directors. For information concerning the business experience of Mr. Berthelot, see "Information Concerning Nominees to the Board of Directors", at page 2.

MR. MOISEN became Executive Vice President of the Company effective January 1997, and previously served as Senior Vice President, Chief Financial Officer and Treasurer of the Company from October 1992 to December 1996.

MR. SPANIER has been Vice President, Chief Financial Officer and Treasurer of the Company since January 1997. From November 1996 to January 1997 he served as Vice President of Finance. From November 1994 to 1996, he served as Chief Financial Officer and Vice President of Financial Administration of MG Industries, a manufacturer of industrial gases and a subsidiary of Hoechst AG. From May 1994 to November 1994, Mr. Spanier was Vice President, Corporate Controller and Treasurer, and from 1990 to May 1994, he served as Vice President and Corporate Controller of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Quaker Chemical Corporation, a manufacturer of chemical specialties.

MR. HARVEY has served as Vice President, Secretary and General Counsel of the Company since February 1996. From 1994 to 1996 Mr. Harvey was a member of the law firm of Pfaltz & Woller, P.A. From 1988 to 1994 he was a member of the law firm of Hannoch Weisman, A Professional Corporation.

MR. JEMSBY was appointed President -- International Industrial Products Group on April 1, 1998. He has also been the Managing Director of Seeger Orbis GmbH & Co. OHG, a subsidiary of the Company since July 1995. From 1994 to 1995, he was Managing Director of Seeger-Orbis GmbH, Germany and from 1991 to 1994, he was Managing Director of SKF (UK) Ltd., Luton, England.

MR. TUNNO was appointed President -- Domestic Industrial Fasteners Group on April 1, 1998. From 1984 to April 1998, he was President of the Breeze Industrial Products division.

MR. WHITE was appointed President -- Aerospace Products Group on April 1, 1998. He has also been the President of the Breeze-Eastern division since April 1994. From 1987 to 1994, he was President of GEC Marconi Aerospace Inc., a manufacturer of motion control systems for the aerospace industry.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1998, 1997 and 1996, of those persons who were, at March 31, 1998 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company whose compensation exceeded $100,000 in fiscal 1998. Mr. Winston Lau ceased to be an officer of the Company effective March 31, 1998. Except as noted below, during each fiscal year in the three year period ended March 31, 1998, no executive officer named above received perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of $50,000 or 10% of such executive officer's annual salary and bonus.

SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------

                                                                                LONG TERM
                                                                              COMPENSATION
                                                                    ---------------------------------
                                                                                   AWARDS
                                                                                 ----------
                                   ANNUAL COMPENSATION              RESTRICTED   SECURITIES   PAYOUTS
                        -----------------------------------------     STOCK      UNDERLYING   -------    ALL OTHER
       NAME AND                 SALARY     BONUS     OTHER ANNUAL     AWARDS      OPTIONS      LTIP     COMPENSATION
  PRINCIPAL POSITION    YEAR     (1)        (2)      COMPENSATION      (3)          (#)       PAYOUTS       (4)
-----------------------------------------------------------------------------------------------------
Michael J. Berthelot    1998   $385,000   $173,721       --          $17,384        9,000       --        $ 19,302
  Chairman and Chief    1997    330,000    193,926       --           19,420        9,000       --          23,777
  Executive Officer     1996    319,904    156,766       --           50,999        9,000       --          35,369(5)
Patrick K. Bolger       1998    237,500    110,023       --           11,005        9,000       --         195,712(6)
  President and Chief   1997    225,000    129,305       --           12,952        9,000       --          19,293
  Operating Officer     1996    215,000    104,528       --           33,999        9,000       --          19,658
Chandler J. Moisen      1998    190,000     96,533       --            9,660        6,000       --          19,008
  Executive Vice        1997    175,000    107,722       --           10,791        6,000       --          17,582
  President             1996    175,000     87,081       --           28,328        6,000       --          14,584
Winston Lau             1998    150,000     44,908       --            4,504        6,000       --          17,023
  Vice President        1997    150,000     55,255       --            2,805        6,000       --          11,867
  of Operations         1996     21,923         --       --               --        3,000       --              51
Joseph F. Spanier       1998    180,000     35,000       --            3,505        6,000       --          13,182
  Vice President,
    Chief               1997     59,154     15,000       --               --       15,000       --           2,904
  Financial Officer
    and                 1996         --         --       --               --           --       --              --
  Treasurer

--------------------------------------------------------------------------------
(1) Amounts shown include compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the Company's 401(K) plan.

(2) Represents payments made to executive officers pursuant to the Company's Incentive Compensation Plan.

(3) Represents the dollar value of awards of restricted stock during each year indicated calculated by multiplying the fair market value of a share of Common Stock on the date of grant by the number of shares awarded. During fiscal year 1998, awards of restricted stock were granted to each of the named executive officers on May 19, 1997, at which time the fair market value of a share of Common Stock was $20.38. During fiscal year 1997, awards of restricted stock were granted to each of the named executive officers, with the exception of Mr. Spanier, on May 9, 1996, at which time the fair market value of a share of Common Stock was $16.50. During fiscal year 1996, awards of restricted stock were granted to each of the named executive officers, with the exception of Mr. Lau and Mr. Spanier, on June 16, 1995, at which time the fair market value of a share of Common Stock was $13.25. An aggregate of 5,238 shares of restricted stock were held for the benefit of
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    the named executive officers at 1998 fiscal year-end. Such shares vest in annual increments of one-third each year. The executive officers receive dividends on issued but unvested shares.

(4) These amounts include the Company's contributions to the Retirement Savings Plan and insurance premiums paid by the Company under the Company's group benefits plan.

(5) The amount includes relocation expenses of $24,000 paid to Mr. Berthelot.

(6) The amount includes relocation expenses of $175,407 paid to Mr. Bolger.

The following table sets forth information concerning long-term incentive plan awards in the form of restricted stock awarded during fiscal 1998 to each of the named executive officers of the Company.

               LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1998(1)
--------------------------------------------------------------------------------

                                                                                     PERFORMANCE
                                                                    NUMBER OF          OR OTHER
                                                                  SHARES, UNITS      PERIOD UNTIL
                                                                    OR OTHER          MATURATION
                            NAME                                    RIGHTS(#)         OR PAYOUT
-------------------------------------------------------------------------------------------------
Michael J. Berthelot                                                   483             3 years
Patrick K. Bolger                                                      284             3 years
Chandler J. Moisen                                                     474             3 years
Winston Lau                                                            221             3 years
Joseph F. Spanier                                                      172             3 years

--------------------------------------------------------------------------------

(1) Restricted stock awards are calculated based upon a cash bonus pool, which is itself based upon annual profit. The number of restricted shares awarded is equal to shares that could be purchased at $20.38 (the closing price of the stock on the date of the award) with 10% of the cash bonus pool. The cash bonus is described under the heading "Incentive Compensation Plans", below.

Incentive Compensation Plans. The Fiscal Year '96-'98 Incentive Compensation Plan (the "Incentive Compensation Plan") provides for the award of cash bonuses from profits based upon operating results. Results are measured by a wide range of goals which must be met, including goals for operating income, return on investment, individual strategic and/or operational issues, cash flow and annual income growth. The stock feature of the Incentive Compensation Plan provides for the award of restricted stock and stock options to corporate officers, division presidents and other key personnel. The number of restricted shares awarded is equal to the number of shares that could be purchased at the closing price of the stock on the date the Incentives and Compensation Committee of the Board of Directors approved the bonus pool for the fiscal year just ended with 10% of the cash bonus pool. Voting and dividend rights vest immediately. Restrictions on sale lapse over three years in annual one-third increments. Shares for which restrictions have not yet expired are forfeited upon termination of employment. Stock options are awarded at an exercise price equal to the fair market value of the shares on the date of grant. Options become exercisable in annual equal installments over three years and expire five years after grant date. Both restricted stock and stock options are awarded pursuant to the Amended and Restated 1992 Long Term Incentive Plan, which provides the mechanism for awarding various kinds of stock based awards.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Retirement Plans. The Executive Officers are participants in the TransTechnology Corporation Retirement Savings Plan (the "Retirement Savings Plan"), a defined contribution plan under Section 401(k) of the Internal Revenue Code which covers non-union employees who have been employed by the Company for more than one year. Approximately 910 employees participate in the Retirement Savings Plan. Benefits are payable on retirement, disability, death, or other separation from service. Participants in the Retirement Savings Plan may defer receipt and taxation of up to 15% of their compensation by contributing such compensation to the plan. The Company contributes a minimum of 3% and a maximum of 6% of employees' compensation to the Retirement Savings Plan, depending on the level of contribution by each employee.

Change in Control Agreements. The Company has entered into severance agreements with each of Messrs. Bolger, Moisen, Lau and Spanier (the "Severance Agreements") which provide for payments only in the event of termination of employment during the term of the Severance Agreements following within 24 months after a change in control of the Company where such termination is other than for cause or the executive resigns for good reason which includes reduction in compensation, benefits or responsibilities, relocation by more than 50 miles of the executive's primary worksite, adverse alteration of the executive's office space and administrative support, or failure by the Company to obtain an agreement from any successor or assignee corporation to assume and perform the Severance Agreements. Benefits under the Severance Agreements are equal to 200% of the executive's annual salary, the executive's average bonuses during the two years preceding the change of control, earned but unused vacation and sick time, the fair market value of accrued but unvested restricted stock and stock options outstanding, and all accrued but unpaid salary. The benefits due under the Severance Agreements are in addition to all amounts payable to each of the executives pursuant to the Company's other agreements and benefit plans then in effect, except that any amount paid to any of the executives pursuant to the Corporate Severance Pay Plan shall be credited against amounts due under the Severance Agreements. The Severance Agreements provide for no benefits in the event the executive is terminated for cause and (except in the event that the executive is convicted of a felony, a crime involving moral turpitude or a crime adverse to the Company's welfare) fails to cure the alleged breach within 30 days after the executive has been notified by the Company's Board of Directors. The initial term of each of the Severance Agreements is for two years unless extended in writing by the parties.

Executive Life Insurance Plan. The Company maintains life insurance policies for its executive officers which supplement the group life policies available to all salaried employees.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

STOCK OPTIONS

The following table sets forth information concerning options granted during fiscal 1998 to each of the named executive officers of the Company identified in the Summary Compensation Table.

                        OPTION/SAR GRANTS IN FISCAL 1998
--------------------------------------------------------------------------------

                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF
                                                                                     STOCK PRICE
                                                                                   APPRECIATION FOR
                              INDIVIDUAL GRANTS                                      OPTION TERM
------------------------------------------------------------------------------   --------------------
                                               % OF
                                              TOTAL
                                             OPTIONS/
                                               SARS      EXERCISE
                                 OPTIONS/   GRANTED TO   OR BASE
                                   SARS     EMPLOYEES     PRICE      EXPIRA-
                                 GRANTED    IN FISCAL     $ PER        TION
             NAME                 (#)(1)       YEAR       SHARE        DATE       5% ($)      10% ($)
------------------------------------------------------------------------------   ---------------------
Michael J. Berthelot              9,000         9         20.38      05-19-02     50,676     111,980
Patrick K. Bolger                 9,000         9         20.38      05-19-02     50,676     111,980
Chandler J. Moisen                6,000         6         20.38      05-19-02     33,784      74,653
Winston Lau                       6,000         6         20.38      05-19-02     33,784      74,653
Joseph F. Spanier                 6,000         6         20.38      05-19-02     33,784      74,653

--------------------------------------------------------------------------------

(1) Amounts shown represent stock options only. No stock appreciation rights
    (SARs) were awarded.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The following table summarizes option exercises during fiscal 1998 and the total number and value of exercisable and unexercisable stock options held by each of the named executive officers on March 31, 1998, the last day of fiscal 1998.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1998 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF
                                                                    UNEXERCISED    VALUE OF UNEXERCISED
                                                                      OPTIONS      IN-THE-MONEY OPTIONS
                                                                   AT FY-END(#)        AT FY-END($)
                                                                   -------------   --------------------
                         SHARES ACQUIRED ON                        EXERCISABLE/        EXERCISABLE/
         NAME                 EXERCISE        VALUE REALIZED($)    UNEXERCISABLE      UNEXERCISABLE
-------------------------------------------------------------------------------------------------------
Michael J. Berthelot           40,000              695,000         89,000/18,000    1,480,063/229,080
Patrick K. Bolger              70,000              950,861         19,000/18,000      341,077/229,080
Chandler J. Moisen             20,000              276,586         11,000/12,000      179,426/152,720
Winston Lau                    15,000              169,720                   0/0                  0/0
Joseph F. Spanier                   0                    0          5,000/16,000       58,438/176,470
-------------------------------------------------------------------------------------------------------

REPORT OF THE INCENTIVES AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Incentives and Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. The Committee is responsible for establishing policies and implementing programs relating to executive compensation. The entire Board of Directors reviews all decisions of the Committee relating to compensation of the Company's executive officers, except for decisions relating to stock based awards, which under the Amended and Restated 1992 Long Term Incentive Plan may be made by the Committee.

The Committee's philosophy regarding executive compensation is that a compensation program should (i) support the achievement of desired Company performance; (ii) provide compensation that will attract and retain qualified executives and reward performance; (iii) align the executive officers' interests with shareholders' interests as well as the overall success of the Company by placing a portion of pay at risk; and (iv) encourage management's stake in the long-term performance and success of the Company.

For Fiscal Years 1996-1998, a form of Annual Incentive Plan was adopted consistent with this philosophy. The compensation reflected in this proxy statement includes the results of the Annual Incentive Plan and is briefly described here.

The methodology for setting base salary of the executive officers consists of
(i) determining marketplace compensation by comparing the corporation to groups of other corporations with similar characteristics and (ii) evaluating each executive's performance as well as the performance of the Company as a whole. Each year the performance of executive officers and division presidents is evaluated by the Chief Executive Officer and in turn the Chief Execu-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

tive Officer is evaluated by the outside members of the Board of Directors. The evaluation is based upon individualized performance objectives designated at the beginning of the fiscal year and at the time of the last performance evaluation.

The annual cash bonus portion of the executive officers' compensation program is an important tool in providing incentive both for short-term and long-term performance. Cash and restricted stock awards are paid upon achieving or exceeding target levels of quantitative performance measures. Such performance measures are tied directly to the Company's annual business plan. Executive officers, including Mr. Berthelot, earn no bonus unless 80% of the business plan's profit goals are met. The business plan is prepared and approved prior to the start of the fiscal year. The plan for executive officers and division presidents measures performance factors against targets for income before taxes, profit growth, productivity growth, return on investment, cash flow, meeting budgets and achievement of individual performance objectives.

In addition to the restricted stock awards described above, executive officers and division presidents receive incentive stock options. Stock options are based upon marketplace compensation studies and are awarded individually each year at an exercise price equal to the stock's fair market value on date of grant. Stock options vest over a three-year period and have never been repriced.

The long term portion of the plan as structured rewards the achievement of increased value of the entity over the long term. This latter portion of the cash bonus will be earned and paid at the end of a three-year period based upon the increase in the enterprise value of the company, or a division of the company, as the case may be, which exceeds a compounded rate of 12% per annum and other goals established from time to time by the Committee. (The 12% per annum hurdle rate was established to represent the overall return an investor would seek at the beginning of the three-year measuring period.) It is the purpose of the Committee and the Board in implementing this feature of the senior managers' incentive compensation program to encourage and reward long term growth in the value of the Company.

Mr. Berthelot's compensation, including base compensation, cash bonus and stock awards is determined by the same methodology as described above for all executive officers.

WALTER BELLEVILLE
THOMAS V. CHEMA
MICHEL GLOUCHEVITCH

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROPOSAL 2 -- APPROVAL OF 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

BACKGROUND

At its meeting held on June 17, 1998, the Board of Directors of the Company adopted, subject to stockholder approval, the 1998 Non-Employee Directors' Stock Option Plan (the "Directors Plan") in substantially the form attached to this Proxy Statement as Annex A.

The Board of Directors adopted resolutions specifying the number of shares of common stock of the Company ("Shares") that the Company will award to each director of the Company who is not employed by the Company or any of its subsidiaries (an "Eligible Director") during the period under the Directors Plan commencing June 1, 1998 and extending to the third anniversary of the adoption of the Directors Plan by the Board of Directors (the "Initial Term"). The resolutions provide that each Eligible Director will be granted options to purchase the same number of Shares as such person shall have purchased during the Initial Term (the "Matched Shares") up to a maximum of 15,000 Shares, and the effective date of grant of each option shall be the date on which the purchase of the Matched Shares occurs. An option granted during the Initial Term shall be exercisable one year after the date of the grant of the option; provided, however, that during each of the three years following the first anniversary of the effective date of the Plan, not more than 5,000 options shall become exercisable with respect to each Eligible Director. The exercise price for options granted under the Directors Plan shall be the fair market value of the Shares on the date the option is granted.

Included in the calculation of the number of options to be awarded to an Eligible Director under the Directors Plan are: (i) Shares purchased in open market or private transactions, and (ii) Shares purchased pursuant to the exercise of stock options. Excluded from the calculation of the number of options to be awarded to an Eligible Director under the Directors Plan are: (i) Shares acquired prior to the Initial Term; (ii) Shares utilized in determining an award of stock options under the Amended and Restated 1992 Long-Term Incentive Plan of the Company (the "1992 Plan"); (iii) Shares granted by the Company to such person pursuant to restricted or other stock awards; and (iv) Shares purchased within six months of any "sale", as such term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, of Shares by such person.

The Company currently pays its non-employee directors an annual retainer in Shares valued at $5,000. In addition, each current non-employee director has been granted under the 1992 Plan a one-time option to purchase the same number of Shares that he or she owned on (a) the date that is 60 days after his or her initial election to the Board of Directors, if that date occurred after September 11, 1994, or (b) September 12, 1994, if the director had served on the Board prior to that date.

Pursuant to the resolutions of the Board of Directors adopted on June 17, 1998, options held by each Eligible Director under the 1992 Plan are required to be exchanged for options to acquire Shares under the Directors Plan with the same exercise price, expiration date, exercise date and upon the same terms granted pursuant to the 1992 Plan. As of May 30, 1998, there were 41,902 options outstanding to Eligible Directors granted under the 1992 Plan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The purpose of the Directors Plan is to attract and retain non-employee directors and, thereby, to promote the success of the Company by providing supplemental periodic opportunities for such directors to increase their holdings of Shares by granting options to acquire Shares in an amount equal to their own purchases of Shares during the appropriate time period. The Eligible Directors will thereby acquire an increased personal interest in the Company's continued success and progress, which will benefit the directors, employees and stockholders of the Company. Six non-employee directors, upon their election as directors at the 1998 Annual Meeting of Stockholders and upon approval of the Directors Plan by Stockholders, would be eligible to participate as Eligible Directors in the Directors Plan.

Approval by Stockholders of the Directors Plan requires the affirmative vote of the majority of the Shares present and entitled to vote, in person or by proxy, at the 1998 Annual Meeting of Stockholders.

       DESCRIPTION OF THE 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

The summary that follows is subject to the actual terms of the Directors Plan, which is attached hereto as Annex A. The terms of the Directors Plan require that the Stockholders of the Company approve it before it becomes effective.

SHARES

Under the Directors Plan, 150,000 Shares have been reserved for issuance upon the exercise of options granted, excluding those Shares constituting the unexercised portion of any canceled, terminated or expired options, subject to adjustments for such matters as stock splits and stock dividends. Shares awarded under the Directors Plan may be comprised of, in whole or in part, authorized and unissued Shares or treasury Shares. If an option should expire or become unexercisable for any reason without having been exercised in full, the unissued Shares which were subject to the option shall become available for the grant of other options under the Directors Plan, unless the Company terminates the Plan.

PARTICIPATION AND ADMINISTRATION

The Board shall have the authority to determine, from time to time and to the extent not inconsistent with the provisions of the Directors Plan, the number of Shares to be covered by any options granted and the vesting schedule for any option. The Board of Directors of the Company shall administer the Directors Plan.

AWARDS UNDER THE PLAN

Awards under the Directors Plan shall consist exclusively of non-qualified stock options. Upon the grant of each option, the Company and the Eligible Director shall enter into an option agreement which shall specify the number of options, the exercise price and such other provisions consistent with the Directors Plan as the Board may determine.

The Board of Directors shall determine the terms and conditions of options granted under the Directors Plan and shall determine when the options shall be exercisable. No option granted under the Directors Plan shall be exercisable within six months after its date of grant. In the event of a change of control of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Company, as defined in the Directors Plan, options granted will be exercisable immediately subject to a minimum six-month holding period from the date of grant.

The exercise price for any option shall be the fair market value of a share of Common Stock on the date of grant. An optionee may make payment of the exercise price for an option either in cash or, with the consent of the Board, Shares owned by the optionee or Shares issuable to the optionee upon exercise of the option.

If an Eligible Director's membership on the Board of Directors terminates for any reason other than death, an option held at the date of such termination may be exercised to the extent then exercisable in whole or in part at any time within 90 days after the date of such termination, and shall thereafter automatically terminate. Any options which may not be exercised as of the date of termination shall expire immediately and may not be exercised following that time. In the case of the death of an Eligible Director, an option held at the date of death may be exercised to the extent then exercisable in whole or in part at any time within one year after the date of death, but in no event after the term of the option expires, and shall thereafter automatically terminate. Any options which are not exercisable on the date of death shall expire immediately and may not be exercised following such time.

The term of each option shall be five years from the date of its grant, subject to earlier termination in accordance with the provisions of the Directors Plan. No option shall be granted after ten years from the date the Directors Plan is approved by the stockholders of the Company.

FEDERAL INCOME TAX ASPECTS

The following is a brief summary of the principal Federal income tax aspects of stock option awards made under the Directors Plan based upon the laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

In general, with respect to options to acquire Shares granted under the Directors Plan: (a) no income is realized by the participant in the Directors Plan at the time the option is granted; (b) upon exercise of the option, the participant in the Directors Plan realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; (c) the Company will be entitled to a tax deduction in an amount taxable to the participant in the Directors Plan; and (d) upon disposition of the Shares acquired through option exercise, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant in the Directors Plan has held the Shares since the exercise date.

CONCLUSION AND RECOMMENDATION

The Board of Directors believes it is in the interest of the Company and its stockholders to adopt the Directors Plan for the purposes stated above.

The affirmative vote of a majority of the Shares present and entitled to vote, in person or by proxy, at the 1998 Annual Meeting of Stockholders is required for adoption of the proposal to approve the Directors Plan. The Board of Directors recommends a vote FOR adoption of the proposal to approve the Directors Plan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns for the Company, Standard & Poor's 500 Index and a Company-constructed Peer Group Index (consisting of public companies which manufacture products that compete with the Company's products) for the last five fiscal years. The composition of the Peer Group has been revised from that used last year by the deletion of Stant and Trimas due to their acquisition by other companies and the deletion of Eaton due to the increasingly dissimilar product lines of Eaton and the Company. The replacement companies are Chicago Rivet & Machine, Federal Screw and Penn Engineering & Manufacturing. Total returns are based on market capitalization. Peer group indices use beginning of period market capitalization weighting. Total return assumes reinvestment of dividends.

        Measurement Period
      (Fiscal Year Covered)          TRANSTECHNOLOGY        S & P 500          PEER GROUP
1993                                        100                 100                 100
1994                                     149.53              101.47              115.94
1995                                     112.93              117.27              140.93
1996                                     152.06              154.92              191.41
1997                                      219.6              185.63              241.96
1998                                     312.74              274.73              384.27

  * ASSUMES INITIAL INVESTMENT OF $100.

Peer Group includes: Chicago Rivet & Machine, Federal Screw, ITW, Park-Ohio Industries, Penn Engineering & Manufacturing and SPS Technologies.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that from April 1, 1997 to March 31, 1998, all persons subject to the reporting requirements of Section 16(a) filed the reports on a timely basis except for (i) one report filed by Mr. Argov on October 3, 1997, reporting two transactions which occurred in August, 1997 and which should have been reported by September 10, 1997, (ii) one report filed by Mr. Lau on September 18, 1997 reporting two transactions which occurred in August, 1997 and which should have been reported by September 10, 1997.

RELATIONSHIP WITH THE COMPANY'S AUDITORS

The Company is not selecting or recommending a principal accountant to stockholders for election, approval or ratification for the current year. The Company is not required to obtain shareholder approval or ratification of its selection of its auditors under Delaware law, and the Audit Committee and the Board of Directors reserve the right to make any change in auditors at any time, and without shareholder approval, which they deem advisable or necessary. Representatives of Deloitte & Touche LLP, the Company's principal accountant for the current year, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PROPOSALS FOR SUBMISSION AT NEXT
ANNUAL MEETING

If a stockholder desires to submit a proposal to fellow stockholders at the Company's annual meeting next year and wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management, such stockholder must notify the Company at its executive offices no later than February 18, 1999.

ANNUAL REPORTS

A copy of the Company's Annual Report for the fiscal year ended March 31, 1998 is being mailed to each stockholder of record together with this Proxy Statement. The Company has filed with the SEC its Annual Report on Form 10-K for the fiscal year ended March 31, 1998. This Report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which are not included in the Annual Report to Stockholders. A COPY OF THIS REPORT, WITHOUT EXHIBITS, WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO GERALD C. HARVEY, SECRETARY OF THE COMPANY, AT TRANSTECHNOLOGY CORPORATION, 150 ALLEN ROAD, LIBERTY CORNER, NEW JERSEY 07938. If requested, the Company will also provide such persons with copies of any exhibit
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

to the Annual Report on Form 10-K upon the payment of a fee limited to the Company's reasonable expenses in furnishing such exhibits. Such Report is not a part of the Company's soliciting material.

OTHER MATTERS

The Board of Directors does not know of any matter to be acted upon at the Meeting other than the matters described herein. If any other matter properly comes before the Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

            By Order of the Board of Directors

            /s/ GERALD C. HARVEY
            GERALD C. HARVEY
            Vice President, Secretary and
            General Counsel

Liberty Corner, New Jersey
June 18, 1998

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          TRANSTECHNOLOGY CORPORATION                    ANNEX A
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1.  PURPOSE OF THE PLAN.

The purpose of this Non-Employee Directors' Stock Option Plan is to promote the success of TransTechnology Corporation (the "Company") by attracting and retaining non-employee directors by providing a supplemental means for them to increase their holdings of common stock of the Company, and thereby acquire an increased personal interest in the Company's continued success and progress, to the mutual benefit of the directors, employees and stockholders of the Company.

2.  DEFINITIONS.

As used herein, the following definitions shall apply:

          2.1 The "Company" means TransTechnology Corporation, a Delaware corporation and any successor thereto which shall maintain the Plan.

          2.2 "Board" means the Board of Directors of the Company.

          2.3 "Business Day" means a day on which the New York Stock Exchange is open for trading business.

          2.4 "Change of Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events

               (a) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of Shares of the Company with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board may be cast;

               (b) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;

               (c) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

               (d) A tender offer or exchange offer is made for Shares of the Company's Common Stock (other than one made by the Company) and Shares of Common Stock are acquired thereunder ("Offer"). However, the acceleration of the exercisability of outstanding Stock Options upon the occurrence of an Offer shall be within the discretion of the Board.

          2.5 "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

          2.6 "Code" means the United States Internal Revenue Code of 1986, as amended.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          2.7 "Eligible Director" means any person who is a member of the Board and who is not an employee, full time or part time, of the Company or any Subsidiary.

          2.8 "Exchange Act" means the Securities Exchange Act of 1934 as amended.

          2.9 "Fair Market Value" means, with respect to any date, the mean between the highest and lowest sale prices per Share reported on the New York Stock Exchange (or on any inter-dealer quotation system (such as the NASDAQ System) on which the Common Stock then shall be traded) on such date, provided that if there should be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed equal to the average between the highest and lowest sale prices per Share for the last preceding date on which sales of Shares were reported.

          2.10 "Grant Date" means the effective date of the grant hereunder of an Option.

          2.11 "Option" means an option to acquire Shares granted pursuant to the Plan.

          2.12 "Option Agreement" means the agreement between the Company and an Optionee respecting the grant of an Option.

          2.13 "Option Stock" means Common Stock subject to an Option granted pursuant to the Plan.

          2.14 "Optionee" means a person who receives an Option hereunder.

          2.15 "Plan" means the Company's 1998 Non-Employee Directors' Stock Option Plan.

          2.16 "Shares" means shares of Common Stock.

          2.17 "Securities Act" means the Securities Act of 1933, as amended.

          2.18 "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

3.  STOCK SUBJECT TO THE PLAN.

Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and acquired under the Plan, excluding those Shares constituting the unexercised portion of any canceled, terminated or expired Options, is 150,000 Shares. These Shares may be authorized but unissued or reacquired Shares.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unissued Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for the grant of other Options under the Plan.

4.  ADMINISTRATION OF THE PLAN.

          4.1 This Plan shall be administered by the Board. The Board shall have authority to adopt such rules and regulations, and to make such determinations as are not in-

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     consistent with the Plan and are necessary or desirable for its implementation and administration. All determinations and decisions made by the Board pursuant to the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, Eligible Directors and their estates and beneficiaries.

          4.2 Without limiting the generality of Section 4.1 above, the Board shall have the authority to determine, from time to time and to the extent not inconsistent with the provisions of the Plan, the number of Shares to be covered by any Option granted hereunder and the exercise schedule for any Option.

5.  GRANTING OF OPTIONS.

          5.1 Eligibility. Any Eligible Director of the Company shall be eligible to be granted Options.

          5.2 No Option Grant Where Prohibited. No person shall be granted an Option under the Plan if, at the time of such grant, the grant is prohibited by applicable law or by the policies of the employer of such person or of any other company of which such person is a member of the board of directors or a general partner, member or principal.

          5.3 Adjustment. The number of Shares subject to an Option shall be subject to adjustment from time to time as provided in the Plan.

          5.4 Exchange of Options. As determined from time to time by the Board, options to purchase Shares granted pursuant to the Company's Amended and Restated 1992 Long Term Incentive Plan held by Eligible Directors may be exchanged for options to acquire Shares at the same Exercise Price, exercise date, expiration date and upon the same terms granted pursuant to the Plan.

6.  TERM OF PLAN.

Subject to approval of the stockholders as contemplated by Section 10.1, the Plan shall become effective upon its adoption by the Board, and shall continue in effect until all Options granted hereunder have expired or been exercised, unless terminated sooner under the provisions of the Plan or the Option Agreement. No Option shall be granted after ten (10) years from the earlier of the date of adoption of the Plan or its approval by the stockholders as contemplated by Section 10.1.

7.  TERMS OF OPTION AGREEMENT.

Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement which shall specify the Grant Date and the Exercise Price, and shall include or incorporate by reference the substance of such of the following provisions and such other provisions consistent with the Plan as the Board may determine.

          7.1 Term. The term of the Option shall be five (5) years from its Grant Date, subject to earlier termination in accordance with the provisions of the Plan.

          7.2 Exercise Schedule. The Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board with respect to a particular grant or grants of Options; provided, however, that notwithstanding anything in this Plan to the contrary, no Option shall be exercisable prior

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
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     to the date which is six months subsequent to the Grant Date with respect to such Option.

          7.3 Exercise Price. The "Exercise Price" of the Shares subject to each Option shall be the Fair Market Value of such Shares on the Grant Date.

          7.4 Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Option
     Agreement:

               (a) Notice. Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Board.

               (b) Payment.

                    (i) Full payment (in cash or by check) for the Shares with respect to which such Option or portion is thereby exercised; or

                    (ii) With the consent of the Board, Shares owned by the
               Optionee duly endorsed for transfer to the Company and having an aggregate Fair Market Value as of the date of Option exercise equal to the product of (y) the Exercise Price and (z) the number of Shares with respect to which such Option or portion is thereby exercised; or

                    (iii) With the consent of the Board, such number of Shares issuable to the Optionee upon exercise of the Option, having an aggregate Fair Market Value as of the date of Option exercise equal to the product of (y) the Exercise Price and (z) such number of Shares with respect to which such Option or portion is thereby exercised; provided that "delivery" of such Shares shall be deemed to be made by Optionee's election of this manner of payment in the notice delivered pursuant to Section 7.4(a).

                    (iv) With the consent of the Board, any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii).

               (c) Tax Withholding. The payment to the Company of all amounts, if any, which it is required to withhold under federal, state or local law in connection with the exercise of the Option. With the consent of the Board, (i) Shares owned by the Optionee duly endorsed for transfer or (ii) Shares issuable to the Optionee upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment.

               (d) Securities Representations. Such representations and documents as the Company deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, the Exchange Act and any other

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                                       24

--------------------------------------------------------------------------------

          federal or state securities laws or regulations. The Board may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

               (e) Proof of Third Party Right to Exercise. In the event that the Option or portion thereof shall be exercised as may be permitted hereunder by any person or persons other than the Optionee, appropriate proof of the right of such person or persons, consistent with Section 7.5 hereof, to exercise the Option or portion thereof.

          7.5 Transferability. An Option shall be exercisable during the Eligible Director's lifetime only by the Eligible Director, and no Option shall be transferable otherwise than by will or the laws of descent and distribution.

          7.6 Termination of Membership on the Board. If an Eligible Director's membership on the Board terminates for any reason other than death, an Option held at the date of such termination may be exercised to the extent then exercisable in whole or in part at any time within 90 days after the date of such termination (but in no event after the term of the Option expires) and shall thereafter automatically terminate. Any Options which may not be exercised as of the date of termination shall expire immediately, and may not be exercised following such time. In the case of an Eligible Director's death, an Option held at the date of death may be exercised to the extent then exercisable in whole or in part at any time within one (1) year after the date of death (but in no event after the term of the Option expires) and shall thereafter automatically terminate. Such Option may be exercised by the person or persons (including his/her estate) to whom his/her rights under such Option shall have passed by will or by the laws of descent and distribution. Any Options which may not be exercised as of the date of death shall expire immediately and may not be exercised following such time.

          7.7 Change of Control. In the event of a Change of Control, except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control, all Options shall become immediately exercisable; provided, however, that notwithstanding anything in this Plan to the contrary, no Option shall be exercisable prior to the date which is six months subsequent to the Grant Date with respect to such Options.

8.  EXERCISABILITY OF OPTIONS.

          8.1 Installments. Any Option granted hereunder may be exercisable in installments as specified in Section 7.2 hereof, under such conditions as the Board shall designate under the terms of the Plan and of the Option Agreement. To the extent not exercised, installments shall, unless otherwise provided in the Option Agreement, accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

          8.2 No Fractional Shares. The Company shall not be required to issue fractions of Shares. Whenever under the terms
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                                       25

--------------------------------------------------------------------------------

     of the Plan a fractional share would be required to be issued the Optionee shall be paid in cash for such fractional share based upon Fair Market Value at the time of exercise of the Option.

          8.3 No Shareholder Rights. Until the issuance to the Optionee of the stock certificates representing the Option Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Option Stock notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates are issued.

9.  ADJUSTMENT PROVISIONS.

          9.1 If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of Shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

          9.2 Notwithstanding any provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Board shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of such Options under the Plan.

          9.3 In the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Eligible Director who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by the holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of Shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or

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                                       26

--------------------------------------------------------------------------------

     any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

10.  APPROVAL, AMENDMENT AND TERMINATION OF THE PLAN.

          10.1 Approval. The Plan shall be adopted by the Board, and shall be presented to the stockholders of the Company for their approval by vote of a majority of such stockholders present or represented at the 1998 Annual Meeting of Stockholders. Options may be granted prior to such approval, but such Options shall be contingent upon such approval being obtained and may not be exercised prior to such approval.

          10.2 Amendment. The Board may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, subject to any regulatory or stockholder approval required by law or required for transactions under the Plan to maintain exempt status under Rule 16b-3 of the Exchange Act. The amendment of the Plan shall not, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. Notwithstanding anything to the contrary contained herein, the Board, with respect to the Plan or any Option, shall not amend or modify any provision concerning the amount, price and timing of any Option more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          10.3 Termination and Suspension. The Board may suspend or terminate at any time or from time to time the Plan without further approval of the stockholders. Any such termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.

11.  REQUIREMENTS OF GOVERNING LAW.

          11.1 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3 of the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

          11.2 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.
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12.  EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS.

Except as expressly provided herein, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other form of incentives or compensation for directors of the Company or (b) to grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

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
[x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


________________________________________________________________________________

                         TRANSTECHNOLOGY CORPORATION
________________________________________________________________________________


Mark box at right if an address change or comment has been noted on
the reverse side of this card                                             [ ]





                                                 ____________________________
 Please be sure to sign and date this Proxy.    |Date                        |
 _______________________________________________|____________________________|
|                                                                            |
|                                                                            |
|                                                                            |
|____________________________________________________________________________|
 Shareholder sign here                           Co-owner sign here




1. Election of Directors                      For All       With-       For All
                                              Nominees      hold         Except
   Gideon Argov          Michel Glouchevitch
   Walther Belleville    James A. Lawrence      [  ]        [  ]          [  ]
   Michael J. Bertheiot  William J. Recker
   Thomas v. Chema

   INSTRUCTION: to withhold authority to vote for any individual nominee mark the "For All Except" box and strike a line through the nominee's(s') name(s).

   The undersigned hereby confer(s) upon the Proxy discretionary authority with respect to the election of Directors in the event that any of the above nominees is unable or unwilling to serve at the meeting.


                                                 For      Against       Abstain

                                                [  ]        [  ]          [  ]



3. In its discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

                         TRANSTECHNOLOGY CORPORATION


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints Michael J. Berthelot, Joseph F. Spanier and Monica Aguirre, or any two of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of common stock of TransTechnology Corporation held of record by the undersigned on May 27, 1998, at the annual meeting of shareholders to be held on July 23, 1998, or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all of the nominees and FOR approval of the 1998 Non-Employee Directors' Stock Option Plan. This proxy when properly executed will be voted in the discretion of the Proxies upon such other business as may properly come before the meeting.

 _____________________________________________________________________________
|                                                                             |
|PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED |
| ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES           |
|_____________________________________________________________________________|

 _____________________________________________________________________________
|                                                                             |
| Please sign exactly as your name(s) appear(s) hereon. When shares are held | | by joint tenants, both should sign. When signing as attorney, executor, | | administrator, trustee or guardian, please give full title as such. If a | | corporation, please sign in the full coporate name by the President or | | other authorized officer. If a partnership, pleae sign in the partnership |
| name by an authorized person.                                               |
|_____________________________________________________________________________|



HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?


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